Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

by and among

NETSPACE INTERNATIONAL HOLDINGS, INC.,

ALTERNATIVE FUELS AMERICAS, INC.

and

CRAIG FRANK AND NEIL SWARTZ,
THE SHAREHOLDERS OF ALTERNATIVE
FUELS AMERICAS, INC.

Dated as of February 3, 2010

SECURITIES EXCHANGE AGREEMENT (this "Agreement"), dated as of February 3, 2010 by and among NETSPACE INTERNATIONAL HOLDINGS, INC., a Delaware corporation ("NSIH"), ALTERNATIVE FUELS AMERICAS, INC., a Florida corporation ("AFA") and CRAIG FRANK ("Frank") and NEIL SWARTZ ("Swartz"), the shareholders of AFA. Frank and Swartz are sometimes referred to herein collectively as the "Shareholders" and individually as a "Shareholder."

RECITALS

WHEREAS, the Shareholders collectively own one hundred percent (100%) of the issued and outstanding membership interests of AFA (the "AFA Shares"); and

WHEREAS, the Shareholders wish to exchange their AFA Shares for an aggregate of 100,000 shares of Series C Convertible Preferred Stock of NSIH, par value $.001 per share, the rights, preferences, privileges and restrictions of which are set forth on Exhibit A hereto (the "NSIH Shares") and NSIH wishes to issue and exchange the NSIH Shares for the AFA Shares, whereupon AFA will become a wholly-owned subsidiary of NSIH, all on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy are hereby acknowledged, NSIH, AFA and the Shareholders agree as follows:

ARTICLE I
EXCHANGE OF SECURITIES

1.1           Exchange of Securities.  Subject to the terms and conditions set forth in this Agreement, at Closing (as hereinafter defined), the Shareholders shall assign, transfer, convey and deliver their respective AFA Shares to NSIH in exchange for which NSIH shall issue and deliver 50,000 NSIH Shares to each Shareholder.

1.2           Closing Date.  The closing of the transactions contemplated by this Agreement ("Closing") shall occur, by exchange of executed documents delivered via facsimile, contemporaneously with the execution of this Agreement (the "Closing Date").

1.3           Deliveries by the Shareholders. At Closing, the Shareholders shall deliver to NSIH:

(a)           Certificates evidencing the AFA Shares, duly endorsed for transfer; and

(b)           such other documents as may be necessary to effect the consummation of the transactions contemplated by this Agreement.

1.4           Deliveries by NSIH.  At the Closing, NSIH shall deliver to Shareholders:

(a)           Certificates evidencing the NSIH Shares registered in the names of the Shareholders; and

(b)           such other documents as may be necessary to effect the consummation of the transactions contemplated by this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

2.1          Representations and Warranties of NSIH.  NSIH hereby represents and warrants to the Shareholders as follows:

(a)           Organization and Qualification.  NSIH is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. NSIH is duly qualified to do business as a foreign corporation in each jurisdiction which the character of its business requires such qualification. NSIH has no subsidiaries.

(b)           Authorization; Enforcement.  NSIH has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by NSIH and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of NSIH and no further action is required by NSIH or its stockholders. This Agreement has been duly executed by NSIH and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of NSIH enforceable against NSIH in accordance with its terms. NSIH is not in violation of any of the provisions of its certificate of incorporation or bylaws.

(c)           Capitalization.  The number of authorized, issued and outstanding shares of capital stock of NSIH is set forth on Schedule 2.1(c). No shares of capital stock of NSIH are entitled to preemptive or similar rights, nor is any holder of capital stock of NSIH entitled to statutory preemptive or similar rights arising out of any agreement or understanding with NSIH. There are no outstanding options, warrants, rights to subscribe to, calls, or commitments of any character whatsoever relating to securities, rights or obligations convertible into or exchangeable for, or giving any Person (as hereinafter defined) any right to subscribe for or acquire any shares of capital stock of NSIH, or contracts, commitments, understandings, or arrangements by which NSIH is or may become bound to issue additional shares of capital stock of NSIH, or securities or rights convertible or exchangeable into shares of capital stock of NSIH.

(d)           Issuance of the NSIH Shares.  The NSIH Shares are duly authorized, and, when issued and paid for in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "Liens").

(e)           No Conflicts.  The execution, delivery and performance of the NSIH Agreement by NSIH and the consummation by NSIH of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of NSIH's certificate of incorporation or bylaws (each as amended through the date hereof); (ii) conflict with, or constitute a default (or an event which with notice or lapse of time, or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, indenture or instrument (evidencing an NSIH debt or otherwise) to which NSIH is a party or by which any property or asset of NSIH is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which NSIH is subject (including federal and state securities laws and regulations), or by which any property or asset of NSIH is bound or affected, except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the business, prospects, operations or condition (financial or otherwise) of NSIH (an "NSIH Material Adverse Effect"). The business of NSIH is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could reasonably be expected to not have or result in an NSIH Material Adverse Effect.

(f)            Filings, Consents and Approvals.  NSIH is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other U.S. or foreign federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by NSIH of this Agreement other than filings which may be required under federal and state securities laws.

(g)           Litigation; Proceedings.  There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of NSIH, threatened against or affecting NSIH or any of its properties before or by any court, governmental or administrative agency, or regulatory authority (U.S. federal, state, county, local or foreign) that (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or (ii) could, individually or in the aggregate, reasonably be expected to have or result in an NSIH Material Adverse Effect.

(h)           No Default or Violation.  NSIH (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by NSIH), nor has NSIH received written notice of a claim that it is in default under or is in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not in violation of any statute, rule or regulation of any governmental authority, except as could not, individually or in the aggregate, reasonably be expected to have or result in an NSIH Material Adverse Effect.

(i)            Private Offering.  Assuming the accuracy of the representations and warranties of the Shareholders set forth in Section 2.3 of this Agreement, the offer, issuance and sale of the NSIH Shares to the Shareholders as contemplated hereby is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

Neither NSIH nor any person acting on NSIH's behalf has taken any action that could subject the issuance of the NSIH Shares to the registration requirements of the Securities Act.

(j)           Brokers Fees.  No fees or commissions will be payable by NSIH to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank with respect to the transactions contemplated by this Agreement.

(k)          Solicitation Materials.  Neither NSIH nor any person acting on NSIH's behalf has solicited any offer to buy or sell the NSIH Shares by means of any form of general solicitation or advertising.

(1)           Patents and Trademarks.  NSIH owns, or has rights to use, all patents,patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "NSIH Intellectual Property Rights") that are necessary or material for use in connection with its business, except where the failure to own or have the right to use an NSIH Intellectual Property Right could not reasonably be expected to have or result in an NSIH Material Adverse Effect. To the best knowledge of NSIH, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the NSIH Intellectual Property Rights.

(m)         Registration Rights; Rights of Participation.  NSIH has not granted or agreed to grant to any person any rights (including "piggy-back" registration rights) to have any securities of NSIH registered with the Securities and Exchange Commission or any other governmental authority and no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.

(n)          Regulatory Permits.  NSIH possesses all certificates, authorizations and permits issued by the appropriate U.S. federal, state or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits, individually or in the aggregate, could reasonably be expected to have or result in an NSIH Material Adverse Effect ("Material NSIH Permits"), and NSIH has not received any notice of proceedings relating to the revocation or modification of any Material NSIH Permit.

(o)           Title.  NSIH does not own any real property. NSIH has good and marketable title to all personal property owned by them that is material to the business of NSIH, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by NSIH. Any real property and facilities held under lease by NSIH is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by NSIH.

2.2          Representations and Warranties of AFA and the Shareholders.  AFA and the Shareholders, jointly and severally, represent and warrant to NSIH as follows:

(a)           Organization and Qualification.  AFA is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. AFA has no subsidiaries or equity interests in any other entity. AFA is not qualified to do business as a foreign limited liability company in any jurisdiction, there being no jurisdiction where the character of its business requires such qualification. AFA has no subsidiaries.

(b)           Authorization; Enforcement.  AFA and the Shareholders each have the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out their respective obligations hereunder. The execution and delivery of the Agreement by AFA and the Shareholders as the case may be and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary action on the part of AFA and no further action is required by AFA and the Shareholders. The Agreement has been duly executed by AFA and the Shareholders and, when delivered in accordance with the terms thereof, will constitute the valid and binding obligations of AFA and the Shareholders enforceable against AFA and the Shareholders in accordance with its terms. AFA is not in violation of any of the provisions of its certificate of incorporation or bylaws.

(c)           Capitalization. The capitalization of AFA is set forth in Schedule 2.2(c). No shares of capital stock of AFA are entitled to preemptive or similar rights, nor is any holder of shares of capital stock of AFA entitled to statutory preemptive or similar rights arising out of any agreement or understanding with AFA. There are no outstanding options, warrants, rights to subscribe to, calls, or commitments of any character whatsoever relating to securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, shares of capital stock of AFA or contracts, commitments, understandings, or arrangements by which AFA is or may become bound to issue additional shares of capital stock of AFA, or securities or rights convertible or exchangeable into shares of capital stock of AFA.

(d)           Title to Interests.  The Interests are duly authorized, validly issued, fully paid and non-assessable and are owned of record and beneficially by the Shareholders, free and clear of all Liens.

(e)           No Conflicts.  The execution, delivery and performance of this Agreement by AFA and the Shareholders and the consummation by AFA and the Shareholders of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of AFA's articles of incorporation or by-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time, or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, indenture or instrument (evidencing a debt or otherwise) to which AFA and the Shareholders are a party or by which any property or asset of AFA and the Shareholders are bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which AFA and the Shareholders are subject (including federal and state securities laws and regulations), or by which any property or asset of AFA and the Shareholders are bound or affected, except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the business, prospects, operations or condition (financial or otherwise) of AFA (an "AFA Material Adverse Effect"). The business of AFA is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not reasonably be expected to have or result in an AFA Material Adverse Effect.

(f)           Filings, Consents and Approvals.  Neither AFA nor the Shareholders is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other or foreign federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by AFA or the Shareholders of this Agreement.

(g)           Litigation; Proceedings.  There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of AFA or the Shareholders, threatened against or affecting AFA or the Shareholders or any of their respective properties before or by any court, governmental or administrative agency, or regulatory authority (U.S. federal, state, county, local or foreign) that (i) adversely affects or challenges the legality, validity or enforceability of the Agreement or the Interests or (ii) could, individually or in the aggregate, reasonably be expected to have or result in an AFA Material Adverse Effect.

(h)           No Default or Violation.  Neither AFA nor the Shareholders (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by AFA or the Shareholders), nor has AFA or the Shareholders received notice of a claim that it or he is in default under or is in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it or he is a party or by which it or him or any of its or his properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not, individually or in the aggregate, reasonably be expected to have or result in an AFA Material Adverse Effect.

(i)            Financial Statements; Books and Records; Accounts Receivable.

(i)           AFA has delivered to NSIH the financial statements of AFA attached as Schedule 2.2(i) hereto (the "AFA Financial Statements").  The AFA Financial Statements have been prepared in accordance with GAAP during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of AFA as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(ii)          The books and records of AFA are complete and correct in all material respects and have been maintained in accordance with sound business practices consistent with industry standards.

(j)            Absence of Certain Changes.  Since the date of the latest balance sheet included in the AFA Financial Statements, AFA has been operated, in the ordinary course and consistent with past practice and, in any event, there has not been: (i) any material adverse change in the business, condition (financial or otherwise), operations, results of operations or prospects of AFA; (ii) any loss or, to the knowledge of AFA and the Shareholders, threatened or contemplated loss, of business of any customers or suppliers of AFA which, individually or in the aggregate, could reasonably be expected to have an AFA Material Adverse Effect; (iii) any loss, damage, condemnation or destruction to any of the properties of AFA (whether or not covered by insurance); (iv) any borrowings by AFA other than trade payables arising in the ordinary course of the business and consistent with past practice; or (v) any sale, transfer or other disposition of any of the assets other than in the ordinary course of the business and consistent with past practice.

(k)           Contracts.  Schedule 2.2(k) hereto sets forth a list of all contracts, agreements, leases, licenses, permits, commitments and arrangements of AFA (the "Contracts"). AFA is not alleged to be in default, nor to the knowledge of AFA or the Shareholders is there any basis for AFA or any other party, under any of the Contracts and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by AFA or the Shareholders, or any other party thereto. All of the Contracts are in full force and effect, will continue in full force and effect after the Closing without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or making of any filing with, any third party. The Contracts are valid and enforceable against AFA and to the knowledge of AFA and the Shareholders, the other parties thereto. Neither AFA nor the Shareholders has received any notice of the intention of any party to terminate, or substantially reduce the volume of its purchases, sales, products or advertisements under, any Contract. AFA is not currently in discussions regarding any amendment, modification, extension or termination of, and is not currently re-negotiating Contracts.

(l)            Employees.  Schedule 2.2(1) hereto sets forth the name of each employee of AFA and a description of their compensation. AFA does not maintain any employee benefit plans.

(m)          Taxes.  AFA has filed all tax returns of any kind required to be filed and has paid all taxes and other charges due or claimed to be due with respect to its taxing authorities. There are no Liens for taxes upon any of AFA's assets and there are no claims asserted for taxes against AFA or the Shareholders with respect to any of AFA's assets, except for taxes due but not yet payable.

(m)          Brokers' Fees.  No fees or commissions will be payable by AFA or the Shareholders to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank with respect to the transactions contemplated by this Agreement.

(n)           Patents and Trademarks.  AFA owns, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "AFA Intellectual Property Rights") that are necessary or material for use in connection with its business, and the failure to own or have the right to use and HTV Intellectual Property Right, so could not reasonably be expected to have an AFA Material Adverse Effect. To the best knowledge of AFA and the Shareholders, all such AFA Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the AFA Intellectual Property Rights.

(p)          Regulatory Permits.  AFA possesses all certificates, authorizations and permits issued by the appropriate U.S. federal, state or foreign regulatory authorities necessary to conduct its business except where the failure to possess such permits, individually or in the aggregate, could reasonably be expected to have or result in an AFA Material Adverse Effect ("AFA Material Permits"), and neither AFA nor the Shareholders has received any notice of proceedings relating to the revocation or modification of any AFA Material Permit.

(q)          Title.  AFA does not own or lease any real property. AFA has good and marketable title to all real personal property owned by it in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by AFA.

(r)           Disclosure.  No representation or warranty of AFA or the Shareholders contained in this Agreement and no statement contained in any certificate, exhibit, schedule or other document furnished to NSIH in connection with this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading.

2.3          Investment Representations of the Shareholders.  Each Shareholder represents to NSIH as follows:

(a)          Investment Intent.  The Shareholder is acquiring his NSIH Shares for his own account. The Shareholder is acquiring his NSIH Shares for investment purposes only and not with a view to or for distributing or reselling the NSIH Shares or any part thereof or interest therein, without prejudice, however, to a Shareholder's right at all times to sell or otherwise dispose of all or any part of the NSIH Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

(b)       Status.  The Shareholder is an "accredited investor" as defined in Rule501(a) under the Securities Act.

(c)          Experience of the Shareholder.  The Shareholder has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the NSIH Shares, and has so evaluated the merits and risks of such investment.

(d)          Ability of Shareholder to Bear Risk of Investment.  The Shareholder is able to bear the economic risk of an investment in the NSIH Shares and, at the present time, is able to afford a complete loss of such investment.

(e)           Access to Information.  The Shareholder acknowledges that he has been afforded (i) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of NSIH concerning the terms and conditions of the issuance of the NSIH Shares and the merits and risks of investing in the NSIH Shares; (ii) access to information about NSIH and NSIH's financial condition, results of operations, business, properties, management and prospects sufficient to enable the Shareholder to evaluate his investment; and (iii) the opportunity to obtain such additional information that NSIH possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained herein.

(f)           General Solicitation.  The Shareholder is not purchasing his NSIH Shares as a result of or subsequent to any advertisement, article, notice or other communication regarding the NSIH Shares published in any newspaper, magazine or similar media, published or broadcast over television or radio or presented at any seminar.

(g)          Reliance.  The Shareholder understands and acknowledges that (i) the NSIH Shares are being offered and sold to the Shareholder without registration under the Securities Act and applicable state securities laws in a private placement that is exempt from the registration provisions of the Securities Act and applicable state securities laws and (ii) the availability of such exemption depends in part on, and NSIH will rely upon the accuracy and truthfulness of, the foregoing representations and the Shareholder hereby consents to such reliance.

ARTICLE III
OTHER AGREEMENTS OF THE PARTIES

3.1          Transfer Restrictions.

(a)           The NSIH Shares may only be disposed of pursuant to an effective registration statement under the Securities Act, or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act. In connection with any transfer of the NSIH Shares other than pursuant to an effective registration statement, NSIH may require the transferor thereof to provide to NSIH an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to NSIH, to the effect that such transfer does not require registration of such transferred securities under the Securities Act and applicable state securities laws.

(b)           The Shareholders agree to the imprinting, so long as is required under the Securities Act and the rules and regulations thereunder, or an appropriate restrictive legend on the certificates evidencing the NSIH Shares.

ARTICLE IV
INDEMNIFICATION

4.1           Survival. All of the provisions of this Agreement shall survive the Closing indefinitely, except that the representations and warranties of AFA and the Shareholders, on the one hand, and the representations and warranties of NSIH on the other hand, shall survive until the first anniversary of the Closing Date.

4.2           Indemnity by AFA and the Shareholders.  AFA and the Shareholders, jointly and severally, shall indemnify NSIH and hold NSIH and NSIH's directors, officers and employees harmless against and in respect of any and all damages, losses, claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, reasonable and actual legal fees and expenses and amounts paid in settlement), that arise from or relate or are attributable to (and without giving effect to any tax benefit to the indemnified party) (a) any misrepresentation by AFA or the Shareholders or breach of any warranty by AFA or the Shareholders in the Agreement or (b) any breach of any covenant or agreement on the part of AFA or the Shareholders in the Agreement.

4.3           Indemnity by NSIH.  NSIH shall indemnify AFA and the Shareholders and hold AFA and the Shareholders harmless against and in respect of any and all damages, losses, claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, reasonable and actual legal fees and expenses and amounts paid in settlement), that arise from or relate or are attributable to (and without giving effect to any tax benefit to the indemnified party) (a) any misrepresentation by NSIH or breach of any warranty by NSIH in the Agreements or (b) any breach of any covenant or agreement on the part of NSIH in the Agreement.

4.4           Notice to Indemnitor; Right of Parties to Defend.  Promptly after the assertion of any claim by a third party or occurrence of any event which may give rise to a claim for indemnification from an indemnifying party ("Indemnitor") under this Article IV, an indemnified party ("Indemnitee") shall notify the Indemnitor in writing of such claim. The Indemnitor shall have the right to assume the control and defense of any such action (including, but without limitation, tax audits), provided that the Indemnitee may participate in the defense of such action subject to the Indemnitor's reasonable direction and at Indemnitee's sole cost and expense. The party contesting any such claim shall be furnished all reasonable assistance in connection therewith by the other party and be given full access to all information relevant thereto. In no event shall any such claim be settled without the Indemnitor's consent.

ARTICLE V
MISCELLANEOUS

5.1           Fees and Expenses.  Each party to this Agreement shall pay the fees and expenses of its or its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiations, preparation, execution, delivery and performance of this Agreement.

5.2           Entire Agreement; Amendments.  This Agreement, together with the exhibits and schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile with a receipt of confirmation at the facsimile telephone number specified in this Section 5.3 prior to 5:00 p.m. (Miami, Florida time) on a Business Day; (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (Miami, Florida time) on any date and earlier than 11:59 p.m. (Miami, Florida time) on such date; (iii) upon receipt, if sent by nationally recognized overnight courier service; or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to NSIH:
________________________

________________________Attn:

Facsimile No. ____________:
If to AFA or
________________________
the Shareholders:
________________________Attn:

Facsimile No. : ___________

or such other address as maybe designated in writing hereafter, in the same manner, by such party.

5.4           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by all the parties; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

5.5          Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect ay of the provisions hereof.

5.6          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement or any of the rights or obligations hereunder without the written consent of the other party, which consent shall not unreasonably be withheld.

5.7          No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.8          Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of Florida without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Miami-Dade County, Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the interpretation or enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

5.9           Attorneys' Fees.  In any suit, action or proceeding brought with respect to interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover attorneys' fees and costs at both the trial and appellate levels.

5.10         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

5.11        Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NETSPACE INTERNATIONAL HOLDINGS, INC.

By:	/s/ Craig Frank
Name:	Craig Frank
Title:	President

ALTERNATIVE FUELS AMERICAS, INC.

By:	/s/ Craig Frank
Name:	Craig Frank
Title:	President

/s/ Craig Frank
Craig Frank

/s/ Neil Swartz
Neil Swartz

EXHIBIT A

RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS
OF THE SERIES C CONVERTIBLE PREFERRED STOCK

General.  NSIH's board of directors will designate 100,000 shares of authorized but unissued preferred stock as Series C Convertible Preferred Stock (the "Preferred Shares"), with the following rights, preferences, privileges and restrictions.

Dividends.  Holders of Preferred Shares will not be entitled to receive cumulative or noncumulative dividends on the Preferred Shares, provided, however, that if the Board of Directors of NSIH declares a dividend on NSIH's common stock out of funds legally available therefor, holders of Preferred Shares will be entitled to participate in such dividend in the same proportion to which they would be entitled if the Preferred Shares were converted into shares of NSIH's common stock (an "as converted basis").

Liquidation Preference.  In the event of liquidation, dissolution or winding-up of the Company, the holders of Preferred Shares are entitled to be paid out of assets available for distribution on an amount equal to $1.00 per Preferred Share, plus the amount of any accrued and unpaid dividends prior to any payment of dividends to the holders of shares of any other junior series or class of capital stock of NSIH. If upon any liquidation, dissolution or winding-up of NSIH, the assets available for distribution shall be insufficient to pay holders of the Preferred Shares their full liquidation preference and accrued but unpaid dividends, the amount of such assets shall be shared ratably by holders of the Preferred Shares.

The merger or consolidation of NSIH into or with another corporation or other entity or any other corporate reorganization in which NSIH shall not be the continuing or surviving entity of such consolidation, merger or reorganization, the sale of all or substantially all the assets of NSIH, or a transaction or series of related transactions by NSIH in which in excess of fifty percent (50%) of NSIH's voting power is transferred, shall be deemed to be a liquidation, dissolution or winding up of NSIH.

Conversion.  Holders of Preferred Shares may convert their Preferred Shares in whole or in part at any time and from time to time into shares of common stock on a basis of 43,392.97 shares of common stock for each share of Preferred Stock (the "Conversion Ratio"). The Conversion Ratio will be subject to adjustment in the event of stock splits, stock dividends and similar recapitalizations.

Voting Rights.  Holders of Preferred Shares will have the right to vote on an "as converted basis" together with holders of common stock as a single class unless otherwise required by Delaware law.

Preemptive Rights.  Holders of Preferred Shares will not have preemptive rights.